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                                                                    EXHIBIT 24.2


                            CERTIFICATE OF SECRETARY

     THE UNDERSIGNED, MARGERY BASS, Secretary of SYKES ENTERPRISES, INCORPORATED (the "Corporation"), hereby certify that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to a unanimous written consent, effective March 25, 1998, and remain in full force and effect:

          RESOLVED, that the signing of the Registration Statement relating to the registration of shares of the Company's Common Stock issued to the former Quotasholders of McQueen International Limited, a limited liability company organized under the laws of Scotland, as required by the rules and regulations of the Commission on behalf of the Corporation by either the Chief Executive Officer and the Chief Financial Officer, and each director, with additions to, changes in, or deletions from the Registration Statement as such officers and as such directors may deem necessary or advisable is hereby authorized and approved (such signing to be conclusive evidence that the officers and directors signing the same consider such additions, changes, or deletions necessary or advisable); provided, however, that each of the officers and directors of this Corporation is authorized to sign the Registration Statement and any amendment thereto (either on behalf of this Corporation, or as an officer, director, or otherwise) through Scott J. Bendert and John L. Crites, Jr., or any one of them, as duly authorized attorney or attorneys-in-fact; and it is

          RESOLVED, that each officer or director who may be required to sign the Registration Statement or any amendments, exhibits, or other documents related thereto (whether for and on behalf the Corporation, or in any other capacity) hereby is authorized to execute a power of attorney constituting and appointing Scott J. Bendert and John L. Crites, Jr., or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to the Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


DATED:  March 27, 1998                  /s/ Margery Bass
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                                        MARGERY BASS